                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS
                         AND ASSUMPTION OF LIABILITIES

     Agreement made as of the 31st day of December, 1998 by and between FIRST NATIONAL BANK OF NEW ENGLAND, a national banking association (the "Seller"), and
                                                                   ------
HUDSON UNITED BANK, a bank organized under the laws of New Jersey (the "Buyer").
                                                                        -----

     WHEREAS, the Seller operates a branch office at the following location:
280 Trumbull Street, Hartford, Connecticut 06103 (the "Branch");
                                                       ------

     WHEREAS, the Seller and the Buyer wish to enter into an agreement whereby the Buyer will purchase certain assets and assume certain deposit and other liabilities of the Seller as hereafter set forth; and

     WHEREAS, the Seller and the Buyer contemplate entering into a strategic alliance on mutually acceptable terms and conditions for the purpose of marketing Buyer's consumer loans, residential mortgage and home equity loans, depository products (other than certificates of deposit) and certain other banking services after the closing hereunder.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

     "Advance Accounts" shall mean all overdraft lines of credit extended to
      ----------------
customers of the Branch in connection with their opening or maintaining of Deposit accounts transferred to the Buyer pursuant hereto, plus any and all accrued interest thereon.

     "Affiliate" means, with respect to any Person, any other Person
      ---------
controlling, controlled by or under common control with, such Person. As used in this definition, "control" (including, with its correlative meanings,
                     -------
"controlled by" and "under common control with") means the possession, directly
--------------       -------------------------
or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agency Agreement" shall have the meaning assigned to such term in Section
      ----------------
2.8(a) hereof.
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                                      -2-

     "Agency Period" shall have the meaning assigned to such term in Section
      -------------
2.8(a) hereof.

     "Agreement" shall mean this Agreement for Purchase and Sale of Assets and
      ---------
Assumption of Liabilities, including all schedules and exhibits hereto.

     "Asset Purchase Price" shall mean the sum of the book value of the
      --------------------
Purchased Assets transferred to the Buyer pursuant to Section 2.1(a) hereof and the book value of the Advance Accounts. The book value of the Purchased Assets transferred to the Buyer pursuant to Section 2.1(a) hereof shall mean the dollar value amount of such Purchased Assets which, at the time of reference, is stated on the books and records of the Seller. With respect to the Advance Accounts, the book value thereof shall mean the account balances thereof as stated, at the time of reference, on the books and records of the Seller after adjustments for unposted debits and credits for interest and charges and other similar corrections.

     "Assignment and Bill of Sale" shall mean the agreement by which the Seller
      ---------------------------
effects the sale, conveyance and transfer of the Purchased Assets in accordance with Section 2.1 hereof, which agreement shall be in the form of Exhibit A
                                                                 ---------
hereto.

     "Associated Tax Benefit" shall mean any reduction of Tax accruing to an
      ----------------------
Indemnified Party for any Tax year or other taxable period as a result of claiming all or any part of any Damages (before reduction for associated tax benefit) as a deduction, including through depreciation or amortization, or as a reduction of gain or increase of loss or credit for Tax purposes, as determined as of the due date of the Tax return on which such Tax is otherwise reportable (or if no Tax return is required to be filed, as of the close of the Tax year or taxable period for which such Tax is otherwise payable).

     "Assumed Liabilities" shall have the meaning assigned to such term in
      -------------------
Section 2.2 hereof.

     "Assumption Agreement" shall mean the agreement by which the Buyer assumes
      --------------------
the liabilities of the Seller specified in Section 2.2 hereof, which agreement shall be in the form of Exhibit B attached hereto.
                        ------- -

     "Branch" shall have the meaning set forth in the preamble hereto.
      ------

     "Business Day" shall mean any day other than a Saturday or Sunday or a day
      ------------
on which banks are authorized or required to close in the State of Connecticut.

     "Buyer" shall have the meaning set forth in the introductory paragraph
      -----
hereof.

     "Buyer's Closing Payment" shall mean the sum of (a) the Premium Payment,
      -----------------------
plus (b) the Asset Purchase Price of the Purchased Assets, plus (c) Cash on
----                                                       ----
Hand, plus, if such amount is owed to the Seller, (d) the Net Adjustment Amount.
      ----

     "Buyer Deposit" shall have the meaning set forth in Section 2.3 hereof.
      -------------

     "Cash on Hand" shall mean all petty cash, vault and teller cash and cash in
      ------------
ATM machines located at the Branch, as of the close of business on the date of Closing, as determined by an audit conducted by one or more employees of the Seller and to be attended by one or more employees of the Buyer.

     "Certificates of Deposit" shall mean time deposits having maturities of 7
      -----------------------
days or more as to which the depositor generally does not have a right to make withdrawals unless the deposit is subject to an early withdrawal penalty.

     "Closing" shall mean the consummation of the purchase of assets and
      -------
assumption of liabilities by the Buyer pursuant to Section 2.5 hereto.

     "Closing Adjustments" shall have the meaning assigned to such term in
      -------------------
Section 12 hereof.

     "Closing Conditions" shall mean the conditions set forth in Section 8
      ------------------
hereof which must be fulfilled prior to Closing.

     "Commercial Loan Business" shall have the meaning assigned to such term in
      ------------------------
Section 7.7 hereof.

     "Confidentiality Agreement" shall mean that certain confidentiality
      -------------------------
agreement, dated as of August 4, 1998, by and between Buyer and Seller.

     "Damages" shall have the meaning assigned to such term in Section 11.1
      -------
hereof.

     "Deposits" shall mean, as of the Transfer Date, the deposits (as such term
      --------
is defined under Section 3(l) of the FDIA) with respect to (a) accounts which, as of the date hereof, are booked by Seller at the Branch, including without limitation, deposits in accounts maintained pursuant to IRAs and Keogh Plans containing only deposits (other than deposits in the form of stocks, bonds, mutual funds or other securities) and (b) the additional accounts opened at the Branch after the date hereof, including in each case collected and uncollected deposits and Accrued Interest; provided, however, that Certificates of Deposit shall be excluded from the definition hereof and will not be sold, assigned, conveyed or transferred pursuant to this Agreement.

     "Deposit Account Balances" shall mean, at the time of reference, the sum of
      ------------------------
the account balances of the Deposits, as stated on the books and records of the Seller after adjustments for unposted debits and credits for interest and charges and other similar corrections, including, with respect to Deposits listed on the Final Closing Schedules, interest accrued through the opening of business on the Transfer Date.

     "Deposit Liabilities" shall mean the obligation to pay the principal
      -------------------
balances of, and Accrued Interest on, all accounts relating to the Deposits substantially in accordance with the terms and provisions of the contracts or relationships by which such accounts were created or as otherwise required by applicable laws, regulations, rulings and orders.

     "Employee Notices" shall mean all announcements or notices concerning the
      ----------------
transactions contemplated by this Agreement which the Seller intends to distribute on a general basis to the Employees.

     "Employees" shall mean those employees of the Seller listed on Schedule
      ---------                                                     --------
1.1(a) attached hereto, and any replacement in the ordinary course of business
------
and consistent with past practice of employees who shall leave Seller's employ between the date hereof and the Transfer Date.

     "Escrow Agent" shall mean Bingham Dana LLP.
      ------------

     "Escrow Agreement" shall have the meaning assigned to such term in Section
      ----------------
2.3(a) hereof.

     "Excluded Personalty" shall mean (a) artwork, supplies, signs, trade
      -------------------
fixtures or equipment specifically identifying or relating to Seller or any Affiliate located at the Branch, (b) software, source and object code, user manuals and related documents and all updates, upgrades or other revisions thereto and all copies or duplicates thereof, (c) copying machines, facsimile machines, scanners, computers, printers or modems located at the Branch, (d) any proprietary branch automation and systems, (e) any racks, stands, displays, and other merchandising-related personal property and (f) any other personal property of Seller located at the Branch identified as "Excluded Personalty" on
                                                        -------------------
Schedule 1.1(b) attached hereto, less any such items consumed or disposed of,
--------------                   ----
plus new similar items acquired or obtained (subject to acceptance by Buyer), in
----
the ordinary course of the operation of the Branch through the Transfer Date.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.
      ----

     "FDIC" shall mean the Federal Deposit Insurance Corporation.
      ----

     "Final Closing Schedules" shall have the meaning assigned to such term in
      -----------------------
Section 13.1 hereof.

     "Financing" shall have the meaning assigned to such term in Section 5.4
      ---------
hereof.

     "IRA" shall mean an Individual Retirement Account.
      ---

     "IRS" shall have the meaning assigned to such term in Section 2.6 hereof.
      ---

     "Indemnified Party" shall have the meaning set forth in Section 11.3
      -----------------
hereof.

     "Indemnitor" shall have the meaning set forth in Section 11.3 hereof.
      ----------

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as
      ---------------------
amended.

     "Landlord" shall mean Cambridge One Commercial Plaza, LLC.
      --------

     "Landlord Consent" shall have the meaning assigned to such term in Section
      ----------------
5.3(b) hereof.

     "Lease" shall mean that certain lease, dated as of June 1, 1997 by and
      -----
between Cambridge One Commercial Plaza LLC, as Landlord, and the Seller, as tenant, as modified after the date hereof to exclude from such lease the space other than that used for the Branch. To the extent that the space other than the Branch continues to be included in such lease, the term "Lease" herein shall mean the right to occupy the Branch space and the obligation to pay and perform all rents, escalations and other Leasehold Obligations of the tenant under such Lease that are allocable to the use and occupancy of the Branch (i.e., the ground floor).

     "Leasehold Obligations" shall mean all obligations of the lessee under the
      --------- -----------
Lease including, but not limited to, the payment of rent and other charges (or, if the second sentence of the definition of "Lease" is applicable, the rents and escalations allocable to the Branch space under the Lease, together with a percentage of all other indemnity and other obligations of the tenant under the Lease, such percentage being the percentage equivalent of the fraction of which the numerator is the base rent for the Branch space and the denominator is the entire base rent under the Lease).

     "Liens" shall mean any and all liens, pledges, security interests,
      -----
encumbrances and adverse claims.

     "Losses" shall mean any costs, liabilities, obligations, fines or other
      ------
expenses not covered by insurance, including without limitation reasonable attorneys' fees, disbursements and court costs.

     "Net Adjustment Amount" shall have the meaning assigned to such term in
      ---------------------
Section 12 hereof.

     "Non-FDIC Insured Investments" shall have the meaning assigned to such term
      ----------------------------
in Section 5.5 hereof.

     "Permitted Liens" shall have the meaning assigned to such term in Section
      ---------------
3.3(b) hereof.

     "Personalty" shall mean all of the personal property of Seller located at
      ----------
the Branch consisting of trade fixtures, including teller counters and teller drawers, shelving, furniture, equipment, telephone systems, automated teller machines, security systems, safe deposit boxes (exclusive of contents), vaults, and supplies, in each case which are designated as "Personalty" on Schedule
                                                    ----------    ---------
1.1(c) attached hereto, less any such items consumed or disposed of, plus new
------                                                               ----
similar items acquired or obtained in the ordinary course of the operation of the Branch through the Transfer Date, but excluding the Excluded Personalty.

     "Premium Payment" shall mean an amount equal to 6% of the amount of the
      ---------------
Deposit Account Balances. The amount of the Deposit Account Balances used for purposes of calculating the Premium Payment shall be the amount of the Deposit Account Balances transferred to the Buyer as of the Transfer Date.

     "Public Announcement" shall mean a press release or public announcement by
      -------------------
the Seller and/or the Buyer relating to the purchase by the Buyer of the Purchased Assets and the assumption by the Buyer of the Assumed Liabilities.

     "Purchased Assets" shall have the meaning assigned to such term in Section
      --------- ------
2.1 hereof.

     "Regulatory Approvals" shall mean all approvals and consents of federal and
      --------------------
state banking or other regulatory authorities necessary to consummate the transactions contemplated by this Agreement.

     "Schedule of Advance Accounts" shall mean the schedule setting forth a
      ----------------------------
financial summary of the Advance Accounts which is attached hereto as
Schedule 1.1(d) and made a part hereof.
---------------

     "Schedule of Deposit Liabilities" shall mean the schedule setting forth a
      -------------------------------
financial summary of Deposit accounts giving rise to the Deposit Liabilities as of the date set forth thereon, which is attached hereto as Schedule 1.1(e) and
                                                           ---------------
made a part hereof.

     "Seller" shall have the meaning set forth in the introductory paragraph
      ------
hereof.

     "Seller's Closing Payment" shall mean the sum of (a) the Deposit Account
      ------------------------
Balances plus, if such amount or amounts are owed to the Buyer, (b) the Net
         ----
Adjustment Amount and (c) the interest payment referred to in Section 2.3 hereof.

     "Tax" means any federal, state, local or foreign income, profits, gains,
      ---
gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, telecommunications, severance, stamp, occupation, premium, windfall profit, environmental (including Section 59A of the Internal Revenue Code), customs, duties, real property, personal property, capital stock, intangibles, social security, employment, unemployment, disability, payroll, license, employee or other tax, withholding tax, or other governmental assessment, charge, duty, or levy, of any kind whatsoever, including any interest, penalties or additions to tax in respect of the foregoing.

     "Third Party Consents" shall have the meaning assigned to such term in
      --------------------
Section 5.3(a) hereof.

     "Transfer Date" shall mean the opening of banking business on the first
      -------------
Business Day following the date of the Closing established pursuant to Section
2.5 hereof.

     "Transferred Employee" shall have the meaning assigned to such term in
      --------------------
Section 10.1 hereof.

     "WARN Act" shall have the meaning assigned to such term in Section 10.1
      --------
hereof.

SECTION 2.  PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

     2.1. Sale of Assets.  Subject to the provisions of this Agreement, and as
          --------------
consideration for the Buyer's assumption of the Assumed Liabilities (including without limitation the Deposit Liabilities), the Seller agrees to sell, assign, convey and transfer to the Buyer on the Transfer Date, the following assets, properties and rights of the Seller assigned to the Branch on the Transfer Date (collectively, the "Purchased Assets"):
                    ----------------

          (a) the Personalty;

          (b) all of the Seller's rights pertaining to the Deposit contracts and relationships giving rise to the Deposit Liabilities which the Buyer is assuming pursuant to Section 2.2 hereof;

          (c) all of the Seller's rights and contractual obligations pertaining to any negative deposits (overdrafts);

          (d) all of the Seller's right, title and interest in, and to, the safe deposit contracts relating to safe deposit boxes maintained at the Branch, and all books, records, files, and safe deposit keys relating thereto;

          (e) all of the Seller's rights and obligations pertaining to the Advance Accounts;

          (f)  all Cash on Hand;

          (g) all of the Seller's contract rights in the Lease (or, if the second sentence of the definition of the term "Lease" is applicable, those of Seller's contract rights that relate solely and expressly to the Branch space);

          (h) all insurance premiums paid by the Seller to the FDIC which are allocated to insurance coverage for deposit liabilities of the Branch following the Transfer Date; and

          (i) all books, records, files, reports and other information in the Seller's possession relating to the Branch, the Purchased Assets, the Deposit Liabilities, or other items to be purchased or assumed by the Buyer under this Agreement, including without limitation, the records pertaining to the positions, dates of hire and compensation levels of the Employees.

     In confirmation of the foregoing, the Seller shall execute and deliver the Assignment and Bill of Sale to the Buyer at the Closing.

     Section 2.2.  Assumed Liabilities.  Subject to the terms and conditions
                   -------------------
hereof, including without limitation the transfer of the Purchased Assets to Buyer and payment of the balance of the Deposit Liabilities by Seller in accordance with Section 2.3 hereof, on the Transfer Date, Buyer shall assume, and agrees to pay and shall discharge when due, all of the following liabilities of Seller and shall perform all duties, responsibilities and obligations of Seller under the following from and after the Transfer Date (collectively, the "Assumed Liabilities"):
--------------------

               (i)   the Deposit Liabilities;

               (ii)  the Lease and the Leasehold Obligations;

               (iii) all of Seller's obligations under the safe deposit
                     contracts; and

               (iv) funding obligations pursuant to the Advance Accounts commitments.

     In confirmation of the foregoing, the Buyer shall execute and deliver the Assumption Agreement to the Seller at the Closing.

          2.3. Buyer Deposit and Closing Payments.
               ----------------------------------

          (a) At the time that this Agreement is executed, the Buyer shall pay to Bingham Dana LLP, as escrow agent (the "Escrow Agent") $75,000 as a good faith deposit (together with any interest accrued thereon, the "Buyer Deposit"). The Buyer Deposit shall be held by the Escrow Agent in accordance with an Escrow Agreement among Seller, Buyer and

     Escrow Agent dated the date hereof (the "Escrow Agreement"), until it is released in accordance with Section 2.3(b) or Section 9.2 hereof.

          (b) Subject to the provisions of this Agreement, the Seller agrees to pay to the Buyer on the Transfer Date, in cash or cash equivalents, an amount equal to the Seller's Closing Payment minus the Buyer's Closing
                                                  -----
     Payment. In connection with, and conditioned upon the consummation of, the Closing, the Buyer and Seller will jointly instruct the Escrow Agent to return the Buyer Deposit to the Buyer.

     2.4. Proration.  Items of income and expense (including interest) relating
          ---------
to items transferred or assumed under Sections 2.1 and 2.2 above shall be prorated as of the Transfer Date. To the extent possible, the Buyer or the Seller shall make any payment to the other necessary to settle the net amount resulting from the proration of such items of income and expense on the Transfer Date; provided, however, that if such payment cannot be made on the Transfer
      -------- --------
Date, it shall be made no later than thirty (30) calendar days after the Transfer Date.

     2.5. Time and Place of Closing.  The Closing shall be held at the offices
          -------------------------
of Bingham Dana LLP, 100 Pearl Street, Hartford, Connecticut 06103 at a time and date agreed upon by the parties, which date shall be no later than thirty (30) days after all of the conditions contained in Section 8 have been satisfied.

     2.6. Informational Tax Reporting.  The Buyer and the Seller shall each
          ---------------------------
provide to the United States Internal Revenue Service (the "IRS"), on a timely
                                                            ---
basis and otherwise as required by law, Forms 1099INT, 1099R, W-2P, 5498 and any other required forms and reports with respect to each Deposit concerning interest paid, or contributions to and distributions from, the Deposit accounts, as appropriate, for the periods during which the Buyer and the Seller, respectively, administered such accounts, including without limitation any information required by the IRS pursuant to any request for backup withholding and TIN certification records and documents. The Seller shall make such reports for interest paid or credited to customers of the Branch before the Transfer Date, and the Buyer shall make such reports from and after the Transfer Date.

     2.7. Public Announcements; Notices to Employees; Communications with
          ---------------------------------------------------------------
Customers.
---------

          (a) From the date of this Agreement to the Transfer Date, neither party shall make or send a Public Announcement unless the other party shall have been afforded the opportunity to review and comment on (and, with respect to any specific references to the other party, to approve of) such Public Announcement in accordance with paragraph
     (b) below; provided, however, that nothing in this section shall prohibit
                --------  -------
     each party from making any press release or announcement which its legal counsel deems necessary under law, if it makes a good faith effort to obtain the other party's comment on (or, with respect to specific references to the other party, approval of) the text of the press release or announcement before making it public.

          (b) Each party shall submit to the other the text of any proposed Public Announcement (other than announcements described in the foregoing proviso) at least three (3) Business Days before the date on which the Public Announcement is to be made. The other party shall have until the close of business on the second Business Day following receipt of such text to advise the submitting party of specific objections to the proposed Public Announcement. With respect to specific references to the other party for which approval is required pursuant to the terms hereof, such other party shall be deemed to have agreed to the form and substance of such Public Announcement unless it raises specific objections thereto within the two (2) Business Day period described in the foregoing sentence.

          (c) From the date of this Agreement to the Transfer Date, except as contemplated by Sections 3.4 and 10.6 hereto, the Buyer shall not communicate directly with employees or customers of the Branch regarding this Agreement or the transactions contemplated hereby. The prohibition on communications shall not prohibit (i) advertising, promotional campaigns, market surveys, face-to-face solicitations made at the Buyer's premises or other similar activities which are conducted in the ordinary course of the Buyer's business and not targeted at the Seller's customers or (ii) communications with customers who as of the date of such communication are also customers of the Buyer, provided that such communication relates
                                  --------
     solely to such customer's relationship with the Buyer and does not directly or indirectly concern such customer's relationship with the Seller.

     2.8. Arrangements With Respect to IRAs and Keogh Plans.
          -------------------------------------------------

          (a) On or before the Transfer Date, the Seller shall cause notice (such notice to be approved in advance by Buyer, which approval shall not be unreasonably withheld) to be sent to each depositor of a Deposit held by the Seller pursuant to an IRA Plan and each "employer" who established a Deposit pursuant to a Keogh Plan, regarding the resignation of the Seller as IRA Plan custodian or Keogh Plan trustee and the appointment of Buyer as successor custodian or trustee, as applicable. Buyer and Seller shall enter into an Agency Agreement effective as of the Transfer Date substantially in the form of Exhibit C attached hereto and
                                                ---------
     made a part hereof (the "Agency Agreement"), pursuant to which Seller shall
                              ----------------
     appoint Buyer as Seller's agent with respect to IRA Deposit Liabilities and Keogh Plan Deposit Liabilities during the period commencing on the Transfer Date and ending on the date on which the Seller's resignation as custodian or trustee, as applicable, can first become effective in accordance with the terms of the applicable IRA or Keogh Plan (the "Agency Period"). The
                                                         -------------
     Agency Agreement shall further provide that effective upon termination of the applicable Agency Period, Seller appoints Buyer as successor custodian to such IRAs and as successor trustee to such Keogh Plans for which an alternative successor custodian or trustee has not been appointed in accordance with the applicable plans attached as Exhibit 1 to the Agency
                                                      ---------
     Agreement. Upon such appointment as successor custodian for such IRA Plans and as successor trustee for such Keogh Plans, Buyer shall perform the services and carry out the duties and obligations required of it under the applicable plans, the Internal Revenue Code and applicable federal and state laws and regulations.

          (b) The Deposit Liabilities include certain IRA's of depositors who have attained the age of 70 1/2 years with respect to each of which the depositor is required under applicable law to take a minimum distribution by December 31st of each year after the depositor attains the age of 70 1/2 years. Effective as of the Transfer Date, Buyer hereby assumes the obligation to make such minimum distributions and agrees to pay each such minimum distribution required to be paid under applicable law with respect to such IRA's by December 31st of the calendar year in which the Closing occurs.


SECTION 3. TRANSITIONAL MATTERS

     3.1  Conversion.  The conversion of the data processing with respect to the
          ----------
Branch and the Purchased Assets and Assumed Liabilities to be transferred hereunder will be completed on the date of the Closing unless otherwise agreed by the parties. Seller and Buyer agree to cooperate to facilitate the orderly transfer of all data processing information.

     3.2. Pre-Transfer Conversion Services.
          --------------------------------

          (a) The Seller and the Buyer shall diligently pursue discussions regarding conversion issues among their operations and systems personnel, the Seller's present check vendors and the check vendors designated by the Buyer, and the Seller shall provide data conforming to industry standards regarding the Deposits to the Buyer, including a list of all account numbers, account parties and addresses of such parties, on computer readable magnetic tape with associated tape file layouts presented on magnetic media and in such other form or forms agreed to by the Seller and the Buyer, to enable the Buyer to convert such data onto the Buyer's data processing systems by the Transfer Date. The Buyer hereby acknowledges that each such tape provided prior to the Closing shall be based upon the best information available to the Seller at the time of the preparation thereof and may not reflect all of the information necessary for the conversion onto the system of the Buyer of the Deposits to be transferred to the Buyer pursuant hereto.

               (b) Notwithstanding the foregoing, the Seller shall not be required to reformat, recode or otherwise alter its data files or repeat delivery of its data files, unless arrangements satisfactory to the Seller are made for the Buyer's payment of the cost of such incremental actions, nor shall the Seller be required to provide information to any third party unless such Person shall have executed a confidentiality agreement in form and substance acceptable to the Seller.

          (c) All data and other information provided to the Buyer or any other Person pursuant to this section shall remain the Seller's sole and exclusive property until the Transfer Date for the Purchased Assets or the Assumed Liabilities to which such information relates and shall be subject to the confidentiality provisions of this Agreement.

          (d) The Buyer agrees and acknowledges that, except as expressly stated above, it shall be solely responsible for, and shall indemnify and hold harmless the Seller for, all costs and expenses relating to the conversion process; provided, however, that the Buyer shall have no liability for the assumption of any of the Seller's data processing and check clearing agreements.

     3.3. Records and Information.
          -----------------------

          (a) Until the Transfer Date, the Seller shall provide to the Buyer full access (without interfering with normal business and operations) to the Branch during normal business hours and shall make available to the Buyer all books, records, files, reports and other information relating to the Branch, the Purchased Assets and the Assumed Liabilities. The Buyer shall treat all such information furnished by the Seller as confidential.

          (b) At the Transfer Date, the Seller (i) shall turn over or deliver to the Buyer at the Branch all books, records, files and other information relating to the Branch, the Deposits, the Purchased Assets, the accounts relating to the Deposits, the Advance Accounts and other items purchased or assumed by the Buyer pursuant to this Agreement; provided, however, that
                                                      -------- --------
     the Buyer agrees to provide the Seller with reasonable access to such books, records, files and other information following the Transfer Date; and (ii) shall execute and deliver the Assignment and Bill of Sale and such other conveyances, bills of sale, and assignments in order to effect the sale, conveyance and transfer of the Purchased Assets from the Seller to the Buyer. Such instruments and documents shall be sufficient to convey to the Buyer good and marketable title to the Purchased Assets, free of all Liens except for such Liens (A) created by the Buyer, or (B) as arise by law and do not materially interfere with the use of the leased premises as a banking office (the Liens described in clauses (A) and (B) hereof collectively referred to herein as "Permitted Liens").
                                         ---------------

     3.4  Covenants of the Buyer.  Between the date of receipt of the last of
          ----------------------
the Regulatory Approvals and the Transfer Date, the Buyer, at its expense, may notify the customers of the Branch of the pending transfer of his, her or its deposit account (in the case of customers whose accounts are expected to be assumed by the Buyer hereunder) or safe deposit box (in the case of safe deposit customers). The form of such notice shall be subject to the prior written approval of the Seller in accordance with the procedures set forth in Section
2.7 hereof. Notwithstanding the foregoing, no later than fifteen (15) calendar days prior to the Closing, the Buyer shall distribute at its sole expense in the Buyer's usual fashion to customers of the Seller whose Deposit accounts are expected to be assumed by the Buyer having checking, money market deposit and/or NOW accounts at the Branch, an initial supply of new checks, deposit tickets or other similar instruments, which shall be appropriately encoded (except for savings accounts) with the Buyer's routing numbers and with accurate account numbers for use by such customers following the Closing. The Buyer shall notify such customers that following the Closing customers of the Branch are to use the new checks issued by the Buyer and are not to use any remaining checks, deposit tickets or other items previously issued by the Seller which may be in the possession of such customers. Such notice shall be given by delivering written instructions to such effect to such customers prior to the Closing. The form of such notice shall be subject to the prior written approval of the Seller in accordance with the procedures set forth in Section 2.7 hereof. The Buyer agrees to be in a position to process the transferred Deposit accounts on its system on the Transfer Date.

     3.5  Operation of the Branch After the Closing.  Except as otherwise
          -----------------------------------------
expressly provided in this Agreement, after the date of the Closing, neither Seller nor any of its Affiliates shall be obligated to provide for any managerial, financial, business or other services to the Branch, including without limitation any personnel, employee benefit, data processing, accounting, risk management or other services or assistance, and Buyer shall take such action to provide for the ongoing operation and management of, and the provision of services and assistance to, the Branch after the date of the Closing. Upon the Closing, Buyer shall change the legal name of the Branch and, except for any documents or materials in the possession of the customers of the Branch (including but not limited to deposit tickets and checks) shall not use and shall cause the Branch to cease using any signs, stationary, advertising, documents or printed or written materials that refer to the Branch by any name that includes the words "First National Bank of New England" or any Affiliate of Seller. It is understood by the parties hereto that the Seller is not transferring to the Buyer any right, title or interest in or to, or any right or license to use, the Seller's name (or any name or initials similar thereto or to the name of any affiliates or predecessors of the Seller), or any trademark, tradename or symbol, in connection with the Branch.

     3.6. Further Assurances.  From and after the Closing, the Seller and the
          ------------------
Buyer will (a) provide such further assurances to each other, (b) execute and deliver all such further instruments and papers, (c) provide such records and information and (d) take such further action as may be appropriate to carry out the transactions contemplated by and to accomplish the purposes of this Agreement and to ensure the orderly transition of the operations of the Branch.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER

     The Seller represents and warrants as follows:

     4.1. Organization of Seller.  The Seller is a national banking association
          ----------------------
duly organized and validly existing under the law of the United States of America, and has full corporate power and all necessary federal, state and local authorizations to own the Branch, to conduct the business of the Branch and to execute and deliver this Agreement and the Escrow Agreement, the instruments and other documents required to be executed by the Seller pursuant hereto, and carry out the transactions contemplated hereunder and thereunder.

     4.2. Authority of Seller.  All necessary corporate action has been taken
          -------------------
by the Seller to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement, the instruments and other documents required to be executed by the Seller pursuant hereto and consummation of the transactions contemplated hereby, and the same are, or when executed at the Closing will be, the valid and binding obligations of the Seller enforceable in accordance with their respective terms, except that enforcement thereof may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

     4.3. Non-Contravention.  The execution and delivery of this Agreement, the
          -----------------
Escrow Agreement and the instruments and other documents executed pursuant hereto by Seller do not and, subject to the receipt of all Regulatory Approvals and Third Party Consents, the consummation of the transactions contemplated by this Agreement and the Escrow Agreement will not, constitute (a) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Seller or to which Seller is subject, or (b) a breach or violation of or a default under the charter or Bylaws of Seller or any material contract or other instrument to which Seller is a party or by which Seller is bound, in each case, which breach, violation or default would have a material adverse effect on the Seller or the Branch.

     4.4. Compliance with Law.  To Seller's knowledge, the operations of the
          -------------------
Branch have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, the penalty or liability for the violation of which, if imposed or asserted, could have a material adverse effect on the Seller or the Branch.

     4.5. Legal Proceedings.  There are no actions, suits or proceedings,
          -----------------
whether civil, criminal or administrative, pending or, to Seller's knowledge, threatened against or affecting Seller which would reasonably be expected to have a material adverse effect on the Seller or the Branch.

     4.6. Personalty; Cash on Hand.  Seller has good and marketable title to
          ------------------------
the Personalty and the Cash on Hand, free and clear of all Liens.

     4.7. Financial and Deposit Data.  To the Seller's knowledge, all financial
          --------------------------
and Deposit Liability information regarding the Branch provided to Buyer in writing by Seller was calculated as of the respective dates set forth in such writing and was accurate and complete in all material respects as of such dates.

     4.8.  Accuracy of Deposit Schedules.  The Schedule of Deposit Liabilities
           -----------------------------
shall accurately reflect the Deposit Liabilities with respect to each account relating to the Deposits appearing on such schedule (subject to such adjustments as are contemplated herein) and is complete and accurate in all material respects as of the date thereof.

     4.9.  Deposit Accounts. The deposit agreements and other documents relating
           ----------------
to the Deposits to be delivered to the Buyer will be all such documents in Seller's possession or reasonably available to the Seller at the Closing. The deposits of Seller are insured by the FDIC in accordance with the FDIA and Seller has paid all assessments due and has filed all reports required by the FDIC.

     4.10. Advance Accounts.  The Advance Accounts and the documents and
           ----------------
instruments evidencing and securing them (i) are not in default; (ii) grant the Seller a valid security interest in the applicable accounts related to the Deposits; (iii) are secured by the applicable accounts related to the Deposits and, to the knowledge of the Seller, are not subject to any material third party claim; (iv) conform in all material respects with applicable laws and regulations; (v) to the knowledge of the Seller, are not subject to any material defense, counterclaim or pending bankruptcy; and (vi) are enforceable against the obligor in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditor's rights, or the limiting effect of rules of how governing specific performance, equitable remedies or the waiver of rights or remedies.

     4.11. Brokerage.  Except for Keefe, Bruyette & Woods, Inc., the Seller has
           ---------
not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement or knowingly dealt with any party who might claim such commission or fee in connection with the transactions contemplated hereby, and the Seller agrees that it will indemnify and hold harmless the Buyer against any liability for any fees or commissions of any such broker.

     4.12. Disclaimers.  (a) The Seller makes no representations or warranties,
           -----------
express or implied, as to the physical condition of the Branch or of any of the physical assets to be transferred under this Agreement, all of which are being sold "as is" and "where is", without recourse, as of the Transfer Date. Further, the Seller makes no warranties as to the collectibility of amounts overdrawn as of the Transfer Date or due under the Advance Accounts which the Seller is transferring to the Buyer without recourse pursuant to Section 2.1 hereof.

     (b) The Seller makes no representations or warranties to the Buyer as to the actual customers, accounts, levels of Deposits or balances of Advance Accounts which will be assigned to the Branch as of the Transfer Date (except
(i) as reflected on the Final Closing Schedules and (ii) such assignment to the Branch shall be done in accordance with the Seller's usual banking practices and procedures), nor does the Seller make any representation or warranty to the Buyer as to the length of time that the Deposits will be maintained by depositors at the Branch after the Transfer Date.

SECTION 5.  COVENANTS OF SELLER

     5.1. Conduct of Business.  Between the date of this Agreement and the
          -------------------
Transfer Date, the Seller will do the following unless the Buyer otherwise consents in writing:

          (a) conduct the business of the Branch in the ordinary course and substantially in the same manner as such business was being conducted prior to this Agreement; and

          (b) use reasonable efforts to preserve the goodwill of all depositors at the Branch, Employees and others having business relations with the Branch.

     5.2. Regulatory Approvals.  Seller shall use reasonable efforts to assist
          --------------------
Buyer in obtaining the Regulatory Approvals. Seller shall provide Buyer or the appropriate regulatory authorities all information reasonably required to be submitted by Seller in connection with the Regulatory Approvals. Seller shall take no action which would adversely affect or delay the ability of any party hereto to obtain any Regulatory Approval or to perform such party's covenants and agreements under this Agreement.

     5.3. Corporate and Other Consents.
          ----------------------------

          (a) Seller shall use reasonable efforts to secure all necessary corporate and other non-regulatory consents (except those involving Buyer) ("Third Party Consents") and shall provide certified copies of the same to
       --------------------
     Buyer upon Buyer's request.

          (b) Seller shall use reasonable efforts (which shall not require Seller to pay any money or other consideration to any Person or to initiate any claim or proceeding against any Person) to cause the Landlord to execute in favor of Buyer a consent to the assignment or sublet of the Lease (as it relates to the Branch) by Seller to Buyer (a "Landlord
                                                                --------
     Consent").
     -------

     5.4. Financing.  Seller shall use diligent efforts to complete in a timely
          ---------
manner a financing, the proceeds of which will be used by Seller to fund the Seller's Closing Payment (the "Financing").
                               ---------

5.5  Non-Solicitation After Closing.  Seller agrees that, for a period of one
     ---------------- ----- -------
(1) year after the Closing, neither the Seller nor its Affiliates shall directly or indirectly solicit Bank Deposits or Non-FDIC Insured Investments from customers of the Branch maintaining Deposits transferred to the Buyer pursuant to this Agreement, except that (a) nothing herein shall prevent Seller from making general solicitations of the public (or any segment of the public), through advertising campaigns or otherwise, for the purpose of having the public invest in Non-FDIC Insured Investments or acquire certificates of deposit of the Seller, so long as such solicitations are not specifically directed toward customers of the Branch, (b) nothing herein shall prevent Seller from soliciting so-called "brokered" Certificates of Deposit, (c) nothing herein shall prevent Seller from displaying brochures and other marketing materials with respect to Non-FDIC Insured Investments at Seller's offices, and (d) the Seller may solicit renewals of Certificates of Deposit from customers of the Branch maintaining Deposits transferred to the Buyer pursuant to this Agreement. As used herein, "Bank Deposits" means demand deposits, time deposits and certificates of deposit insured by the FDIC, and "Non-FDIC Insured Investments" means mutual funds, cash management accounts and other investments that are not insured by the FDIC.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYER

     The Buyer represents and warrants as follows:

     6.1. Organization of Buyer.  The Buyer is a bank duly incorporated and
          ---------------------
validly existing under the laws of New Jersey with full corporate power to own or lease its properties, to conduct its business in substantially the same manner as such business was being conducted prior to this Agreement and to execute and deliver this Agreement and the Escrow Agreement, the instruments and other documents required to be executed by the Buyer pursuant hereto and to carry out the transactions contemplated hereunder and thereunder.

     6.2. Authority of Buyer.  All necessary action, corporate or otherwise,
          ------------------
has been taken by the Buyer to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement, the instruments and other documents required to be executed by the Buyer pursuant hereto and consummation of the transactions contemplated hereby and thereby and the same are, or when executed at the Closing will be, the valid and binding obligations of the Buyer enforceable in accordance with their terms, except that enforcement thereof may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

     6.3. Non-Contravention.  The execution and delivery of this Agreement, the
          -----------------
Escrow Agreement and any instruments or other documents executed pursuant hereto by Buyer do not and, subject to the receipt of all Regulatory Approvals and Third Party Consents, the consummation of the transactions contemplated by this Agreement and the Escrow Agreement will not, constitute (a) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license of Buyer or to which Buyer is subject or (b) a breach or violation of or a default under the charter or Bylaws of Buyer or any material contract or other instrument to which Buyer is a party or by which Buyer is bound, in each case, which breach, violation or default would not have a material adverse effect on Buyer or Buyer's ability to consummate the transactions contemplated hereby.

     6.4. Legal Proceedings.  There are no actions, suits, or proceedings,
          -----------------
whether civil, criminal or administrative, pending or, to Buyer's knowledge, threatened against or affecting Buyer which could have a material adverse effect on Buyer or Buyer's ability to consummate the transactions contemplated hereby.

     6.5. Regulatory Matters.
          ------------------

          (a) There are no pending or, to the knowledge of Buyer, threatened, disputes or controversies between Buyer and any federal, state or local governmental authority that (i) would reasonably be expected to have a material adverse effect upon the financial condition of Buyer, (ii) would reasonably be expected to prevent or impair the ability of Buyer to perform its obligations under this Agreement in any material respect or (iii) would reasonably be expected to impair the validity or consummation of this Agreement or the transactions contemplated hereby. Buyer has not received any indication from any federal, state or other governmental agency that such agency would oppose or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby. Buyer believes that it can satisfy all capital and other regulatory requirements necessary to obtain all Regulatory Approvals. Buyer will not be required to divest deposit liabilities, branches, loans or any business or line of business as a condition to the receipt of any of the Regulatory Approvals. Buyer has no knowledge of any fact or circumstance relating to Buyer that is reasonably likely to materially impede or delay receipt by Buyer of any of the Regulatory Approvals.

          (b) The deposits of Buyer are insured by the FDIC in accordance with the FDIA and Buyer has paid all assessments and has filed all reports required by the FDIC.

          (c) As of the date hereof, without giving effect to the transactions contemplated hereby, and following the consummation of the transactions contemplated hereby, on a pro forma basis, Buyer will (i) remain
                               --- -----
     "adequately capitalized", as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, and (ii) meet all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Buyer, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator has indicated that it will condition any of the Regulatory Approvals upon an increase in Buyer's capital or compliance with any special capital requirement, standard or ratio.

          (d) Each of the subsidiaries or Affiliates of Buyer which is an insured depository institution was rated "Satisfactory" or "Outstanding" following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Buyer has received no notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

     6.6. Brokerage. The Buyer has not incurred or become liable for any
          ---------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement or knowingly dealt with any party who might claim such commission or fee in connection with the transactions contemplated hereby, and the Buyer agrees that it will indemnify and hold harmless the Seller against any liability for any fees or commissions of any such broker.

SECTION 7.   COVENANTS OF BUYER

     7.1. Conduct of Business.  The Buyer will operate its business in the
          -------------------
ordinary course between the date hereof and the Transfer Date and (b) not materially change its method or manner of doing business between the date hereof and the Transfer Date.

     7.2. Confidentiality of Documents, Records and Information.  Prior to the
          -----------------------------------------------------
Transfer Date, the Buyer will hold in confidence all documents, records and information concerning the Seller furnished or made available to the Buyer and not in the public domain and will not disclose such documents, records or information other than to directors, principal executive officers, accountants and lawyers of the Buyer on a need to know basis except pursuant to legal process. In exercising its rights under Section 3 hereof, the Buyer shall limit any intrusion in the Seller's operations to the extent reasonably practical and shall have no direct contact with the Seller's employees except as provided in
Section 10 hereof without the Seller's consent. If the transactions contemplated by this Agreement are not consummated, the Buyer shall promptly return all such documents, records and information and any copies thereof to the Seller and the Buyer will hold in confidence all such documents, records, and information concerning the Seller and not use it for any purpose whatsoever.

     7.3. Regulatory Approvals and Standards.
          ----------------------------------

          (a) Buyer will use its best efforts to obtain as expeditiously as possible the Regulatory Approvals and will use its best efforts to prepare and file within thirty (30) days after the execution of this Agreement all necessary applications of Buyer for Regulatory Approvals. Buyer will supply to Seller in advance copies of all proposed regulatory applications and filings and will use reasonable efforts to reflect any comments of Seller in such applications and filings. As of the Transfer Date, Buyer will satisfy any and all of the standards and requirements reasonably within its control imposed as a condition to obtaining or necessary to comply with Regulatory Approvals. Buyer shall pay any fees charged by any regulatory authorities to which it must apply for any of the Regulatory

     Approvals. Buyer shall take no action which would adversely affect or delay the ability of any party hereto to obtain any Regulatory Approval or to perform such party's covenants and agreements under this Agreement.

          (b) From the date hereof through the Transfer Date, Buyer shall (i) remain "adequately capitalized" as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, and (ii) meet all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Buyer, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches.

          (c) After the Transfer Date, it is Buyer's intention to conduct a banking business at the Branch, and therefore as of the date hereof it is not expected that the transactions contemplated by this Agreement will result in the closing, consolidation or relocation of the Branch. Buyer agrees that it shall be responsible for complying with any required branch closing or other notices to regulators and customers pursuant to Section 42 of FDIA in the event Buyer should at any subsequent time determine to close, consolidate or relocate the Branch or to close, consolidate or relocate any branch of Buyer in connection with or relating to the transactions contemplated by this Agreement.

     7.4. Corporate and Other Consents; Compliance with Law.
          --------------------------------------------------

          (a) Buyer shall use its best efforts to secure all necessary Third Party Consents (except those which the Seller has expressly agreed herein to obtain) and shall provide certified copies to Seller upon Seller's request.

          (b) Buyer shall provide such financial and other information as shall be reasonably requested by the Landlord in connection with obtaining the Landlord Consent. Notwithstanding anything to the contrary contained herein, Buyer agrees that the form of Landlord Consent with respect to the Lease may be modified at the request of the Landlord to incorporate any and all conditions, terms and agreements such landlord may require with respect to such Landlord's required consent to the assignment or sublet of such Lease (as it relates to the Branch) to Buyer; provided that such
                                                   --------
     conditions, terms and agreements do not constitute a material modification or alteration of the terms, covenants and conditions of such Lease or otherwise impose any burden on Seller or Buyer not otherwise contemplated by such Lease.

     7.5  Solicitation of Accounts Prior to Closing.  Prior to the Transfer
          -----------------------------------------
Date, neither Buyer nor its Affiliates shall solicit customers of the Branch through advertising specifically referencing or targeted to such customers in a way which is likely to induce such customers to close Deposit Liability accounts and open accounts directly with Buyer or would otherwise result in the transfer of all or a portion of an existing Deposit Liability from Seller.

     7.6. Solicitation of Employees Prior to Closing.  Prior to the Transfer
          ------------------------------------------
Date, neither Buyer nor its Affiliates shall solicit for employment, encourage to terminate employment with Seller or interfere with Seller's relationship with any employees of the Seller who are not Employees.

     7.7. Non-Solicitation After Closing.  The Buyer agrees that, for a period
          ------------------------------
of one (1) year after the Closing, neither the Buyer nor its Affiliates shall directly or indirectly solicit customers of the Branch maintaining Deposits transferred to the Buyer pursuant hereto for Commercial Loan Business. As used herein, "Commercial Loan Business" means any line of credit, revolving loan, term loan, mortgage loan or other loan or lending facility, and any letter of credit, foreign exchange facility, or similar service or facility customarily provided by a commercial lender, except that, for the avoidance of doubt, the term Commercial Loan Business does not include loans made for personal, family or household purposes which are not for use in any commercial, industrial, manufacturing or other nonconsumer pursuit.

SECTION 8.  CLOSING CONDITIONS

     The obligations of each of the Seller and the Buyer to complete the transactions provided for in this Agreement are conditioned upon fulfillment at or before the Closing of each of the following Closing Conditions:

          (a) All Regulatory Approvals shall have been obtained and all appropriate notices to bank regulatory agencies or authorities shall have been given, including without limitation the notices to the Office of the Comptroller of the Currency, and the approvals of the FDIC and the Department of Banking of the States of Connecticut and New Jersey (if required), and all necessary conditions to such approvals, including without limitation any legally required waiting periods, shall have been fully satisfied or expired.

          (b) The Branch shall have remained open for the conduct of banking business through the day of Closing.

          (c) Each party shall have complied, in all material respects, with each of its covenants and undertakings set forth in this Agreement to be observed through the Closing and each party will furnish the other party with such certificates of its officers or others and such other documents to evidence such compliance as the other party may reasonably request.

          (d) The representations and warranties of each party set forth in this Agreement shall continue to be accurate, in all material respects, as of the Closing and each party will furnish to the other party such certificates of its officers or others and such other documents to evidence such continued accuracy as the other party may reasonably request.

          (e) Each party hereto shall have executed and delivered to the other the Agency Agreement.

          (f) Each party shall have delivered to the other party copies of (i) all records, certified by their Clerk or an Assistant Clerk or Secretary or Assistant Secretary, as the case may be, to be true and complete on and as of the day of Closing, of all corporate action taken to authorize the execution, delivery and performance of this Agreement, and the instruments and other documents required hereby to be executed by such party and consummation of the transactions contemplated hereby and thereby and (ii) the incumbency and signature of officers executing this Agreement and the instruments or other documents contemplated hereby.

          (g) At the Closing, the Seller shall have received from D. Lynn Van Borkulo-Nuzzo, Esq., counsel for the Buyer, an opinion dated as of the Closing, in form and substance reasonably satisfactory to the Seller and its counsel, to the effect that the Buyer is a bank duly incorporated under the laws of New Jersey, has all necessary corporate power and has taken all necessary corporate action to authorize the execution and delivery on its behalf of this Agreement, the Assumption Agreement and any other agreements required to be executed by the Buyer pursuant hereto, and the performance by the Buyer of all the terms and conditions hereof or thereof on the part of the Buyer to be performed, and that this Agreement, the Assumption Agreement and any other agreements required to be executed by the Buyer pursuant hereto, and the performance hereof and thereof are the valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms (subject to the traditional exceptions) and not inconsistent with the Buyer's charter, by-laws or any applicable laws. With respect to any factual matters necessary to provide the foregoing opinions,
     D. Lynn Van Borkulo-Nuzzo, Esq. may rely without further inquiry on a certificate of the Buyer and may limit such opinion to the state of its knowledge and belief at the time such opinion is provided.

          (h) At the Closing, the Buyer shall have received from Bingham Dana LLP, counsel for the Seller, an opinion dated as of the Closing, in form and substance reasonably satisfactory to the Buyer and its counsel, to the effect that the Seller is a national banking association duly incorporated under the laws of the United States of America, has all necessary corporate power and has taken all necessary corporate action to authorize the execution and delivery on its behalf of this Agreement and any other agreements required to be executed by the Seller pursuant hereto, and the performance by the Seller of all the terms and conditions hereof or thereof on the part of the Seller to be performed, and that this Agreement and any other agreements required to be executed by the Buyer pursuant hereto, and the performance hereof and thereof are the valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms (subject to the traditional exceptions) and not inconsistent with the Seller's charter, by-laws or any applicable laws; provided, however, that
                                                       --------  -------
     such opinion shall not be required to cover title to the Purchased Assets. With respect to any factual matters necessary to provide the foregoing opinions, Bingham Dana LLP may rely without further inquiry on a certificate of the Seller and may limit such opinion to the state of its knowledge and belief at the time such opinion is provided.


          (i) Seller shall have obtained sufficient proceeds of the Financing to make the Seller's Closing Payment.

          (j) The Landlord Consent shall have been obtained.

SECTION 9.  TERMINATION OF AGREEMENT

     9.1. Termination.  At any time prior to the Closing, this Agreement may be
          -----------
terminated (a) by mutual consent of the parties with appropriate evidence of corporate authority to so act, (b) by either party if there has been a material misrepresentation or breach by the other party in its representations, warranties and covenants set forth herein, (c) by the Buyer or the Seller if the Closing Conditions can not be satisfied, provided that a party may not terminate
                                         --------
this Agreement pursuant to this clause (c) on account of the non-satisfaction of a Closing Condition that is reasonably within such party's control, (d) by the Seller if the Financing has not been obtained by March 31, 1999 or (e) by either party if the Closing has not occurred within 180 days after the date of this Agreement or within such later time frame as the parties shall have mutually agreed in writing.

     9.2. Effect of Termination. If this Agreement shall be terminated as
          ---------------------
provided in Sections 9.1(a), 9.1(b) (for any reason not involving a willful breach of any representation, warranty, covenant or agreement contained in this Agreement), 9.1(c) (other than a termination due to the failure to satisfy a Closing Condition that is within the reasonable control of one of the parties), 9.1(d) or 9.1(e) (other than at a time when one of the Closing Conditions that is within the reasonable control of one of the parties has not been satisfied), all obligations of the parties hereunder shall terminate without liability of either party to the other and the Buyer Deposit shall be returned by the Escrow Agent to the Buyer. In the event of a termination of this Agreement pursuant to
(x) Section 9.1(b) on account of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, (y) Section 9.1(c) due to a failure to satisfy a Closing Condition that is within the reasonable control of one of the parties, or (z) Section 9.1(e) at a time when one of the Closing Conditions that is within the reasonable control of one of the parties has not been satisfied, the breaching party or party responsible for the failure of the Closing Condition to be satisfied (in either case, a "breaching party") shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection with the enforcement of its rights hereunder; if the breaching party is (or is alleged by Seller to be) the Buyer, the Buyer Deposit will continue to be held by the Escrow Agent until the determination of how much, if any, is payable by the Buyer to the Seller. Upon such determination being agreed upon by Buyer and Seller or upon such determination being made by final judgment of any court, the parties intend that the Buyer Deposit be applied toward any amount owed by Buyer to Seller, with the balance, if any, to be returned to the Buyer and the Buyer to remain liable for any additional amount payable by Buyer pursuant to such agreement or judgment. In any event, upon termination of this Agreement, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to the other party, including any copies thereof made by the returning party.

SECTION 10.  CURRENT EMPLOYEES OF BRANCH

     10.1.  Offer of Employment with Buyer. The Buyer will offer employment to
            -----------------------------
all of the Employees who are so employed as of the Transfer Date, for positions and upon terms and conditions, including without limitation salaries, duties, compensation and benefits, at least as favorable as those currently offered by the Seller to each Employee. Buyer agrees that, for a period of sixty (60) days after the Transfer Date, it will not cause any of the Transferred Employees of Seller "employment loss" for purposes of the Worker Adjustment and Retraining Notification Act and related regulations (the "WARN Act") if such employment
                                               --------
loss could create any liability for the Seller, unless Buyer delivers notice under the WARN Act in such a manner and at such time that Seller bears no liability with respect thereto. Each Employee who accepts such offers of employment and commences work with the Buyer is referred to as a "Transferred
                                                                  -----------
Employee".
--------

     10.2.  Benefits.
            --------

            (a) All Transferred Employees will be eligible to participate in all employee benefit plans which the Buyer makes available to its employees. The Buyer agrees that, to the extent not prohibited by any employee benefit plan maintained by it, it will give all Transferred Employees credit for service with the Seller as constituting service with the Buyer in connection with any waiting periods or other service requirements which determine (i) eligibility for participation, (ii) schedule for vesting and/or (iii) differential benefits (but not for funding retroactively for time served with the Seller or for calculation of retirement benefits or for participation in early retirement benefits) under or with respect to any of the Buyer's pension, thrift, employee stock ownership (or similar) plans, vacation allotment, sick leave, health, life, disability or other insurance or any other similar pension or other benefits. Without limiting the foregoing, the Buyer shall not treat any Transferred Employee as a new employee for purposes of any exclusion under any health or similar plan of the Buyer for any preexisting medical condition.

            (b) To the extent that the Buyer provides any Transferred Employee with benefit or other plans and such plans permit roll-overs, the Buyer shall allow Transferred Employees to roll over into such plans any distributions or contributions received from the Seller or its plans.

     10.3.  Overtime and Other Benefits. The Seller shall remain liable for
            ---------------------------
payment of overtime, medical, dental and life insurance and other marginal benefits payable to Transferred Employees with respect to periods of employment ending prior to the Transfer Date. The Buyer shall be liable for payment of overtime, medical, dental and life insurance and other marginal benefits payable to Transferred Employees with respect to periods of employment after the Transfer Date.

     10.4.  Benefit Plans. The Seller shall remain solely responsible for the
            -------------
payment of all accrued benefits to Employees in accordance with the terms of any benefit plan of the Seller with respect to periods of employment ending prior to the Transfer Date. The Buyer assumes responsibility for any employee benefits payable to Transferred Employees from and after the date of their employment with the Buyer.

     10.5   Termination. The Buyer agrees that, if the employment by the Buyer
            -----------
of any Transferred Employee is terminated by the Buyer for any reason other than for cause during the twelve (12) month period immediately following the Transfer Date, the Buyer shall make available to such Transferred Employee either separation benefits to which such Transferred Employee would have been entitled to if such Transferred Employee were terminated by Seller immediately prior to the Transfer Date or separation benefits offered by the Buyer to its employees at the time of termination, whichever benefits are most favorable to the Transferred Employee.

     10.6.  Buyer Contact With Employees Prior to Closing. Seller and Buyer
            ---------------------------------------------
agree that promptly following the execution of this Agreement, meetings, joint or several, of Seller and Buyer as the parties may agree, shall be held at the Branch or at such other location as Buyer and Seller shall mutually agree, to announce Buyer's proposed acquisition of the Branch to the Employees. Seller and Buyer shall mutually agree as to the scope and content of all initial communications to the Employees. Thereafter, Buyer shall be permitted to meet with the Employees working at the Branch on the date of this Agreement, at times mutually convenient to Buyer and Seller to discuss employment opportunities with Buyer. Buyer shall be permitted to conduct training sessions during normal business hours or at other times with the Employees; provided that Buyer will
                                                     --------
use reasonable efforts to schedule such training sessions in a manner which does not unreasonably interfere with Seller's normal business operations. Buyer shall reimburse the Employees for transportation costs to and from the location where Buyer shall train such employees and compensate the Employees at their respective applicable standard or overtime rates for the time spent in such training.

     10.7. Interviews. Buyer shall be solely responsible for any activity in
           ----------
connection with interviewing the Employees. Buyer agrees to indemnify and hold Seller harmless from and against any claim, liability, losses, costs or expenses, including reasonable attorneys' fees, resulting or arising from Buyer's acts or omissions in connection with said interviews.

SECTION 11.  INDEMNIFICATION

     11.1. Seller's Indemnity. Except as otherwise provided in this Agreement,
           ------------------
Seller shall indemnify, hold harmless and defend Buyer, its Affiliates, and their respective directors, officers, agents and employees from and against all claims, losses, liabilities, demands and obligations (including reasonable legal fees and expenses) (collectively, "Damages") which Buyer or any of its
                                   -------
Affiliates and their respective directors, officers, agents and employees shall receive, suffer or incur arising out of or resulting from (a) any liability of Seller not assumed by Buyer hereunder, (b) any actions taken or omitted to be taken by Seller prior to the Transfer Date and relating to the Purchased Assets, Assumed Liabilities, Employees and any suits or proceedings (other than proceedings to prevent or limit the consummation of the transactions contemplated by this Agreement) commenced in connection therewith, and (c) the breach of any material representation, warranty or covenant made by Seller in this Agreement.

     11.2. Buyer's Indemnity. Except as otherwise provided in this Agreement,
           -----------------
Buyer shall indemnify, hold harmless and defend Seller, its Affiliates and their respective directors, officers, agents and employees from and against all Damages which Seller or any of its Affiliates and their respective directors, officers, agents, and employees shall receive, suffer or incur arising out of or resulting from (a) any liability of Seller assumed by Buyer in accordance with
Section 2.2 hereunder, including the Assumed Liabilities, (b) any actions taken or omitted to be taken by Buyer from or after the Transfer Date and relating to the Purchased Assets, Assumed Liabilities, Employees and any suits or proceedings (other than proceedings to prevent or limit the consummation of the transactions contemplated in this Agreement) commenced in connection therewith, and (c) the breach of any material representation, warranty or covenant made by Buyer in this Agreement.

     11.3. Indemnification Procedure.  If a party entitled to indemnification
           -------------------------
hereunder ("Indemnified Party") is aware that a claim, demand or other
            -----------------
circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Section 11 (whether or not the amount of the claim is then quantifiable), such Indemnified Party shall promptly give written notice thereof to the other party ("Indemnitor"), and the Indemnified
                                            ----------
party will thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnitor
         --------
prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent, if any, that the Indemnitor's rights shall have been prejudiced or the Indemnitor's liability shall have been increased thereby. In case any such action, suit or proceeding is brought against an Indemnified Party, the Indemnitor shall be entitled to participate in (and, in its discretion, to assume) the defense thereof with counsel reasonably satisfactory to the Indemnified Party, provided, however, that the Indemnified
                                       --------  -------
Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the Indemnitor if, in the good faith judgment of the Indemnified Party's counsel, representation by the Indemnitor's counsel may present a conflict of interest or there may be defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor. The Indemnitor will not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnified Party, in form and substance reasonably satisfactory to the Indemnified Party and its counsel, from all liability with respect to such claim, action, suit or proceeding. If the Indemnitor assumes the defense of any claim, action, suit or proceeding as provided in this Section 11.3, the Indemnified Party shall be permitted to join in the defense thereof with counsel of its own selection and at its own expense. If the Indemnitor shall not assume the defense of any claim, action, suit or proceeding, the Indemnified Party may defend against such claim, action, suit or proceeding in such manner as it may deem appropriate, provided
                                                                      --------
that an Indemnified Party shall not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

     11.4.  Survival.  All indemnities contained in or made pursuant to this
            --------
Agreement shall survive the Closing for a period of one (1) year after the Transfer Date, except as to any claim for which written notice shall have been given prior to such date.

     11.5.  Limitations on Liability.  Notwithstanding anything to the contrary
            ------------------------
contained in this Section 11 or Section 9 hereof, no party shall be entitled to indemnification pursuant to Sections 11.1 or 11.2 or damages on account of
Section 9 hereof until, and only to the extent, the aggregate Damages exceed

$50,000. As provided in Section 14.3, in no event shall any party be indemnified for any incidental, consequential, special, exemplary or punitive damages.

     11.6.  General.
            -------

            (a) Each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article to use all commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Party with regard to the applicable claims. The amount which any Indemnitor is or may be required to pay to any Indemnified Party pursuant to this Article shall be net of any Associated Tax Benefit. In addition, the amount which any Indemnitor is or may be required to pay to any Indemnified Party pursuant to this Section 11 shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered (net of any direct relevant collection costs) by or on behalf of such Indemnified Party in reduction of the related Damages. If an Indemnified Party shall have received the payment required by this Agreement from the Indemnitor in respect of Damages and shall subsequently receive insurance proceeds or other amounts in respect of such Damages, then such Indemnified Party shall promptly repay to the Indemnitor a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any direct relevant collection costs).

            (b) In addition to the requirements of paragraph (a) above, each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article to use all commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

            (c) Subject to the rights of existing insurers of an Indemnified Party, an Indemnitor shall be subrogated to any right of action which the Indemnified Party may have against any other Person with respect to any matter giving rise to a claim for indemnification from such Indemnitor hereunder.

            (d) The indemnification provided in this Article shall be the exclusive post-Transfer Date remedy available to any Indemnified Party with respect to any breach of any representation, warranty, covenant or agreement made by Buyer to Seller in this Agreement.

          (e) Notwithstanding anything contained in any provision of this Agreement to the contrary, each party hereto understands and agrees that neither party hereto is making any representation or warranty whatsoever, express or implied, other than the representations and warranties expressly made by such party herein.

SECTION 12.  CLOSING ADJUSTMENTS

     The following items shall be apportioned and adjusted between the
Seller and the Buyer as of the Transfer Date and the net amount (the "Net
                                                                      ---
Adjustment Amount") shown to be payable to the Seller or to the Buyer, as the
-----------------
case may be, shall be paid on the Transfer Date, (a) if to the Seller, by adding the Net Adjustment Amount to the Buyer's Closing Payment, or (b) if to the Buyer, by adding the Net Adjustment Amount to the Seller's Closing Payment:

               (i) To the extent paid or payable by the Seller pursuant to the Lease (as allocable to the Branch space), real estate taxes and any other taxes (other than any sales or transfer taxes which shall be for the account of the Buyer as hereinafter provided) in the nature thereof and constituting a lien upon the real property if not paid.
          If the amount of real estate taxes for the fiscal year during which the Transfer Date occurs is not known at the Transfer Date, such taxes shall be apportioned on the basis of the assessment for such period (or the assessment for the prior tax period if the assessment for the current tax period is not then known) and shall be reapportioned as soon as the actual tax rate is known. The Buyer agrees to pay any local or state transfer taxes and provide an appropriate return or form executed by the Buyer, as may be required.

               (ii) Rents paid or payable by the Seller pursuant to the Lease (as allocable to the Branch space).

               (iii) Fees relating to the Purchased Assets and Assumed Liabilities for customary annual or other periodic licenses and permits for periods up to the Transfer Date.

               (iv) Water and sewer charges and rents inclusive of charges for hot and cold water and charges for steam, electricity and gas, if any (as allocable to the Branch space).

               (v) Rents paid or payable to the Seller pursuant to rental agreements between the Seller and renters of safe deposits boxes at the Branch.

               (vi) Insurance premiums paid or payable to the FDIC attributable to insurance coverage for deposit liabilities of the Branch (to the extent included as part of the Purchased Assets pursuant to Section
          2.1 hereof).

          The Seller will endeavor to obtain final cut-off readings for water and utilities, if applicable, on the day before the Closing. The Seller shall pay the bills based on such readings promptly after the same are rendered. If arrangements cannot be made for such cut-off readings, the parties shall apportion the charges for such services on the basis of the bill therefor for the most recent billing period prior to the Closing, and the Seller and the Buyer shall promptly, and in any event within thirty (30) days after the Closing, readjust the apportionments in accordance with the next bills rendered.

SECTION 13.  OTHER ADJUSTMENTS

     13.1. Closing Schedules. It is understood that the schedules to this
           -----------------
Agreement were calculated as of the respective dates set forth thereon and are true and correct based upon the best information available at such time. It is expected that certain of the figures and items set forth on such schedules will change between the time of execution hereof and the Closing and that, prior to the Closing, such schedules may not represent the complete list of Deposit Liabilities, Personalty, Excluded Personalty or Advance Accounts which the Buyer shall purchase or assume pursuant to the terms hereof. The Seller shall, ten
(10) Business Days prior to Closing, recalculate the figures and reinventory the items set forth respectively on the Schedule of Advance Accounts, Schedule of Deposit Liabilities and Schedule of Personalty based upon the value of such items at such time as stated on the books and records of the Seller, and shall deliver a copy of such revised schedules to the Buyer in order to enable the Seller to estimate the closing payment that will be required by it pursuant to
Section 2.3 hereof. The Seller shall further adjust all such figures and items based upon the value of such items as of the Transfer Date as stated on the books and records of the Seller, and shall provide to the Buyer at the Closing such revised schedules (the "Final Closing Schedules"). The Final Closing
                             -----------------------
Schedules shall be used in calculating the payments to be made by the Seller to the Buyer pursuant to Section 2.3 hereof.

     13.2. Other Adjustments. After the Closing, the parties will make such
           -----------------
other adjustments as may be necessary to fulfill the provisions of this

Agreement, including, but not limited to, any adjustments required to correct any error or mistake in any of the Final Closing Schedules or any adjustments to the Premium Payment necessary to correct a collected negative Deposit transferred to the Buyer hereunder.

SECTION 14.  MISCELLANEOUS

     14.1. Fees and Expenses. Each of the parties will bear its own expenses in
           -----------------
connection with the negotiation and the consummation of the transactions contemplated by this Agreement, except that the Buyer shall bear (a) all costs of the conversion contemplated by Section 3 hereof excluding termination charges which may be assessed against the Seller pursuant to its agreements with third party service providers, and (b) the costs of all recording and filing fees related to and any taxes incurred in connection with the sale and the transfer of the Seller's assets to the Buyer.

     14.2. Law Governing. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
           -------------
HEREUNDER SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT AND, TO THE EXTENT APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

     14.3. Waiver of Certain Damages.  EACH OF THE PARTIES HERETO TO THE FULLEST
           -------------------------
EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     14.4. Notices.  All notices, requests, demands and other communications
           -------
hereunder shall be deemed to have been duly given if delivered by hand or by express overnight courier service, or mailed by certified or registered mail, return receipt requested, or sent by telecopy, transmission confirmed, addressed as follows:

     If to the Seller:
                      ------------------------------------------
                      First National Bank of New England
                      280 Trumbull Street
                      Hartford, Connecticut 06103
                      Attention:  Leslie A. Galbraith, Its
                      President
                      ------------------------------------------
     with a copy to:
                     ------------------------------------------
                     Bingham Dana LLP
                     100 Pearl Street
                     Hartford, Connecticut 06103
                     Attention:  Bruce C. Silvers, Esq.
                     ------------------------------------------

     If to the Buyer:
                     ------------------------------------------
                     Hudson United Bank
                     c/o HUBCO, Inc.
                     1000 MacArthur Boulevard
                     Mahwah, New Jersey 07430
                     Attention:  D. Lynn Van Borkulo-Nuzzo,
                     Esq.
                     ------------------------------------------

or to such other address of which either party may by registered mail notify the other party at its then current notice address.

     14.5. Entire Agreement.  This Agreement is complete, and all promises,
           ----------------
representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by either party hereto, have been expressed herein. This Agreement supersedes any prior or contemporaneous agreement or understanding between the parties hereto, oral or written, pertaining to any such matters which agreements or understandings shall be of no further force or effect for any persons; provided, however, that the terms of any confidentiality agreement between the
--------  -------
parties hereto previously entered into, to the extent not inconsistent with any provisions of this Agreement, shall continue to apply.

     14.6. Assignability.  This agreement shall be binding upon, and shall be
           -------------
enforceable by and inure to the benefit of, the parties named herein and their respective successors and assigns; provided, however, that this Agreement may
                                   -------- --------
not be assigned by either party without the prior written consent of the other;

further provided, however, that nothing herein shall prevent the assignment of
----------------
this Agreement (including all of Buyer's rights and obligations hereunder) by Buyer to a bank or other financial institution which (a) is wholly owned by HUBCO, Inc., (b) is regulated by the Connecticut Banking Commissioner and authorized by law to take deposits in Connecticut, and (c) is merged with Buyer.

     14.7. Survival.  Except as otherwise provided in Sections 2.3, 2.4, 2.8,
           --------
3.3(b), 3.4, 3.5, 3.6, 5.5, 7.2, 7.7, 10, 11, 12, 13 and 14 or in any instrument or document furnished in connection herewith, no representations and warranties made by the parties herein or therein shall survive the Transfer Date.

     14.8.  Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

     14.9.  Headings.  The headings and subheadings of the Articles and Sections
            --------
contained in this Agreement, except the terms identified for definition in
Section 1 and elsewhere in this Agreement, are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision thereof.

     14.10. Modification; Assignment.  No amendment or other modification,
            ------------------------
rescission, release, annulment or assignment of any part of this Agreement shall be effective except pursuant to a written agreement subscribed by the duly authorized representatives of the parties hereto.

     14.11. Third Party Beneficiaries.  The parties hereto intend that this
            -------------------------
Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto. No future or present employee of either of the parties nor their affiliates, successors or assigns or other person or entity shall be treated as a third party beneficiary in or under this Agreement.

     14.12. Strategic Alliance.  The parties hereto contemplate entering into a
            ------------------
strategic alliance on mutually acceptable terms and conditions for the purpose of marketing Buyer's consumer loans, residential mortgage and home equity loans, depository products (other than certificates of deposit) and certain other banking services after the closing hereunder. However, any failure to enter into such an agreement (or any discontinuance of such negotiations) will not affect in any way the rights and obligations of the parties under this Agreement or give rise to any liability of either party to the other.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                          SELLER:

                                          FIRST NATIONAL BANK OF NEW
                                          ENGLAND


                                          By: /s/ Leslie A. Galbraith
                                              -----------------------
                                              Leslie A. Galbraith
                                              Its President


                                          BUYER:

                                          HUDSON UNITED BANK


                                          By: /s/ D. Lynn Van Borkulo-Nuzzo
                                              -----------------------------
                                              D. Lynn Van Borkulo-Nuzzo
                                              Its Executive Vice President